Exhibit 99.1

SYSTEMAX REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

PORT WASHINGTON, NY, April 30, 2013 – Systemax Inc. (NYSE: SYX) today announced financial results for the first quarter ended March 31, 2013.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
GAAP Results	2013	2012
Sales	$880.7	$913.2
Gross profit	$122.6	$130.7
Gross margin	13.9%	14.3%
Operating income (loss) from continuing operations	$(8.7)	$10.8
Operating margin from continuing operations	(1.0)%	1.2%
Net income (loss)	$(6.3)	$7.1
Diluted net income (loss) per share	$(0.17)	$0.19
Non-GAAP Results*
Non-recurring and recurring adjustments, net	$8.0	$3.2
Adjusted operating income (loss)	$(0.7)	$14.0
Adjusted operating margin	(0.1)%	1.5%
Adjusted net income (loss)	$(0.8)	$9.3
Adjusted diluted net income (loss) per share	$(0.02)	$0.25

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors    have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.

First Quarter 2013 Financial Highlights:
●	Consolidated sales declined 3.6% to $880.7 million in U.S. dollars. On a constant currency basis, sales declined 3.4%.
●	Business to business channel sales grew 1.6% to $543.8 million in U.S. dollars. On a constant currency basis, sales grew 2.0%.
●	Consumer channel sales declined 10.9% to $336.9 million in U.S. dollars. On a constant currency basis, sales declined 10.9%.
●	“Same store” business to business sales grew 2.0% and same store consumer sales declined 10.7% on a constant currency basis.
●
GAAP operating income declined to a loss of $8.7 million compared to income of $10.8 million last year.  Non-GAAP operating income was a loss of $0.7 million compared to income of $14.0 million last year.

●	GAAP diluted net income per share declined to a loss of $0.17. Non-GAAP diluted income per share declined to a loss of $0.02.

Richard Leeds, Chairman and Chief Executive Officer, said, “On an overall basis, I am pleased that we substantially improved the performance of the business from what we reported in the fourth quarter.  However, an operating loss, no matter how small, is still unacceptable to us and we are working diligently to improve the business.  Our balance sheet and cash position remain extremely strong and this provides us the resources to continue our operating improvement initiatives.  Our Industrial Products Group once again delivered a solid performance with a revenue increase of 17%, driving topline growth in our B2B channel overall.  Our B2B technology operations in Europe and North America were down modestly and our consumer operations continued to be soft, which are reflected in our consolidated performance.  In our Technology segment we grew our computer sales while industry analysts reported broad declines in the overall market.  However these gains were more than offset by declines in consumer electronics.  On a sequential quarter basis, we improved the bottom line of our Industrial Products business and narrowed our operating loss in North American Technology as we have started to see some benefits of our ongoing performance initiatives.”

“While the operating environment for our technology businesses remains challenging, we are seeing growth opportunities within our B2B businesses both in Europe and North America.  We are focused on optimizing our operations and strengthening our management and sales teams to better position us to capitalize on our growth strategy.  We are taking proactive actions to improve our financial performance, particularly in North American Technology where we are right sizing our cost structure, stabilizing our performance and managing the business with a different leadership team.  We have a strong cash position and will continue to make investments to drive our long-term performance,” Leeds concluded.

At the end of the first quarter of 2013, the Company had working capital of $351.6 million, cash and cash equivalents of $134.7 million, and availability under its credit facility of $104.6 million.  Short and long-term debt totaled approximately $7.4 million at March 31, 2013.

Earnings Conference Call Details

Systemax Inc. will host a teleconference to comment on first quarter 2013 results today, April 30, 2013 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.

Systemax Inc. (http://www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce websites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, Global Industrial, MISCO and Inmac Wstore.

Forward-Looking Statements

This press release contains forward-looking statements about the Company’s performance.  These statements are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company’s management information systems, and  (h) unanticipated legal and administrative proceedings.  Please refer to “Risk Factors” and the Forward Looking Statements sections contained in the Company’s Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com
- ### -

Supplemental Channel Sales, Product Category and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended March 31,
	2013	% of Sales	Change y/y	2012	% of Sales
Business to Business1	$543.8	61.7%	1.6%	$535.0	58.6%
Consumer 2	$336.9	38.3%	(10.9)%	$378.2	41.4%
Consolidated Sales	$880.7	100.0%	(3.6)%	$913.2	100.0%

* Certain prior year results have been reclassified to match current year presentation.

1 Includes sales from managed business relationships, including outbound call centers and extranets, and the entire Industrial Products and Corporate segments
2 Includes sales from retail stores, consumer websites, inbound call centers and television shopping

Supplemental “Same Store” Channel Growth1 – Q1 2013 vs. Q1 2012
Channel	Change
Business to Business	2.0%
Consumer	(10.7)%
Consolidated Sales	(3.3)%

1 Excludes revenue at retail stores, websites and call centers operating for less than 14 full months as of the beginning of the current comparison period and computed on a constant currency basis.  The method of calculating comparable store and channel sales varies across the retail and direct marketing industry.  As a result, Systemax’s method of calculating comparable sales may not be the same as other companies’ methods.

Supplemental Product Category Sales Summary (in millions)
Product Category	Quarter Ended March 31,
	2013	% of Sales	Change y/y	2012	% of Sales
Computers	$275.1	31.2%	5.2%	$261.4	28.6%
Computer Accessories & Software	$239.0	27.1%	(7.9)%	$259.4	28.4%
Consumer Electronics	$135.4	15.4%	(18.7)%	$166.5	18.2%
Industrial Products	$105.6	12.0%	16.8%	$90.4	9.9%
Computer Components	$103.0	11.7%	(4.9)%	$108.3	11.9%
Other	$22.6	2.6%	(16.9)%	$27.2	3.0%
Consolidated Sales	$880.7	100.0%	(3.6)%	$913.2	100.0%

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended March 31,
	2013	% of Sales	Change y/y	2012	% of Sales
Technology Products	$773.5	87.8%	(5.8)%	$821.5	90.0%
Industrial Products	$105.6	12.0%	16.8%	$90.4	9.9%
Corporate and Other	$1.6	0.2%	23.1%	$1.3	0.1%
Consolidated Sales	$880.7	100.0%	(3.6)%	$913.2	100.0%

Supplemental Business Unit GAAP Operating Income (Loss) Summary (in millions)
Business Unit	Quarter Ended March 31,
	2013	Margin	2012	Margin
Technology Products	$(11.3)	(1.5)%	$8.8	1.1%
Industrial Products	$8.5	8.0%	$8.3	9.2%
Corporate and Other	$(5.9)	NM	$(6.3)	NM
Consolidated Operating Income (Loss)	$(8.7)	(1.0)%	$10.8	1.2%

Non-GAAP Operating Income (Loss)*
Technology Products	$(4.1)	(0.5)%	$11.1	1.4%
Industrial Products	$8.9	8.4%	$8.7	9.6%
Corporate and Other	$(5.5)	NM	$(5.8)	NM
Consolidated Operating Income (Loss)	$(0.7)	(0.1)%	$14.0	1.5%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended
	March 31*
	2013	2012
Net sales	$880.7	$913.2
Cost of sales	758.1	782.5
Gross profit	122.6	130.7
Gross margin	13.9%	14.3%
Selling, general and administrative expenses	125.2	118.0
Special charges (gains), net	6.1	1.9
Operating income (loss) from continuing operations	(8.7)	10.8
Operating margin	(1.0)%	1.2%
Interest and other (income) expense, net	0.5	-
Income (loss) from continuing operations before income taxes	(9.2)	10.8
(Benefit from) provision for income taxes	(2.9)	3.5
Effective tax rate	31.5%	32.4%
Income (loss) from continuing operations	(6.3)	7.3
Discontinued operations	-	(0.2)
Net income (loss)	$(6.3)	$7.1
Net margin	(0.7)%	0.8%

Net income per common share:
Basic	$(0.17)	$0.19
Diluted	$(0.17)	$0.19

Weighted average common and common equivalent shares:
Basic	37.0	36.8
Diluted	37.0	37.1

SYSTEMAX INC.
Condensed Consolidated Balance Sheets - Unaudited
(In millions)

	March 31*	December 31*
	2013	2012
Current assets:
Cash and cash equivalents	$134.7	$150.7
Accounts receivable, net	295.4	297.4
Inventories	324.8	367.2
Prepaid expenses and other current assets	39.2	37.1
Total current assets	794.1	852.4
Property, plant and equipment, net	60.7	63.0
Goodwill, intangibles and other assets	46.0	46.9
Total assets	$900.8	$962.3

Current liabilities:
Short-term debt	$2.6	$2.8
Accounts payable and accrued expenses	439.9	488.8
Total current liabilities	442.5	491.6
Long-term debt	4.8	5.3
Other liabilities	19.7	19.1
Shareholders’ equity	433.8	446.3
Total liabilities and shareholders’ equity	$900.8	$962.3

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on March 30, 2013. The first quarters of both 2013 and 2012 included 13 weeks.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (loss) to Non-GAAP Operating Income (loss) - Unaudited
(In millions)

	Quarter Ended
	March 31*
	2013	2012
Technology Products	$(11.3)	$8.8
Industrial Products	8.5	8.3
Corporate And Other	(5.9)	(6.3)
GAAP Operating income (loss)	(8.7)	10.8
Non-GAAP adjustments:
Technology Products:
Severance and other reorganization related charges	5.9	1.1
Litigation costs (1)	0.1	0.5
New facility startup costs (2)	0.7	-
Stock based compensation	0.3	0.4
Intangible asset amortization	0.2	0.3
Total Non-GAAP Adj. Technology Products	7.2	2.3
Industrial Products:
New facility startup costs (3)	0.1	0.3
Stock based compensation	0.3	0.1
Total Non-GAAP Adj. Industrial Products	0.4	0.4
Corporate and Other:
Stock based compensation	0.4	0.5
Total Non-GAAP Adj. Technology Products	0.4	0.5

Technology Products	(4.1)	11.1
Industrial Products	8.9	8.7
Corporate And Other	(5.5)	(5.8)
Non-GAAP Operating income (loss)*	$(0.7)	$14.0

* Management believes that by excluding the adjustments above from GAAP Operating Income, investors have an additional meaningful measurement of the Company’s operating results.
(1) Includes legal costs related to the investigations of former officers and employees, net.
(2) Includes start up costs related to the opening of a shared services center for our European Technology business.
(3) Includes the costs related to the closing and relocation of one of our smaller distribution centers to a new, significantly larger distribution center and call center for our Industrial Products business.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (loss) - Unaudited
(In millions)
	Quarter Ended
	March 31*
	2013	2012
Net income (loss)	$(6.3)	$7.1
Non-GAAP adjustments:
Non-recurring
Severance and other reorganization related charges(1)	5.9	1.1
New facility start up costs (2)	0.8	0.3
Litigation costs (3)	0.1	0.5
Income tax effect (4)	(2.1)	(0.6)
Total non- recurring adjustments, net of tax	4.7	1.3
Recurring
Stock based compensation	1.0	1.0
Intangible asset amortization	0.2	0.3
Income tax effect(4)	(0.4)	(0.4)
Total recurring adjustments	0.8	0.9

Non-GAAP net income*	$(0.8)	$9.3

Diluted earnings per share	$(0.17)	$0.19
Non-GAAP Diluted earnings per share*	$(0.02)	$0.25

* Management believes that by excluding the adjustments above from GAAP net income investors have an additional meaningful measurement of the Company’s net income.
(1) Includes $2.0M in charges related severance and reorganization in our North America Technology business related to our previously announced leadership changes as well as $4M in charges for ongoing restructuring within our European Technology business related to the opening of a shared services center.

(2) Q1 2013 charges include costs associated with the opening of a shared services center for our European Technology business while Q1 2012 charges includes costs related to the closing and relocation of one of our smaller distribution centers to a new, significantly larger distribution and call center for our Industrial Products business.

(3) Includes legal costs related to the investigations of former officers and employees, net.
(4) Effective Tax Rate of 31.5% and 32.4% used in Q1 2013 and Q1 2012 respectively.